Exhibit 99.2

BABCOCK & WILCOX ENTERPRISES, INC.
NOTICE TO SHAREHOLDERS WHO ARE ACTING AS NOMINEES
Up to 124,256,280 Shares of Common Stock
Issuable Upon Exercise of Nontransferable Rights
This letter is being distributed to broker-dealers, trust companies, banks and other nominees in connection with the offering (the “Rights Offering”) by Babcock & Wilcox Enterprises, Inc. (the “Company”) of nontransferable rights to subscribe for shares of the Company’s common stock, par value $0.01 per share (“Common Shares”), by holders of record of Common Shares (“Record Date Shareholders”) as of 5:00 p.m., New York City time, on March 15, 2018 (the “Rights Distribution Record Date”). On April 10, 2018, the Company announced it is extending the expiration date and amending certain other terms regarding the Rights Offering, which commenced March 19, 2018.
Pursuant to the Rights Offering, the Company issued rights (the “Rights”) to subscribe for up to 124,256,280 Common Shares, on the terms and subject to the conditions described in the Company’s prospectus supplement, dated April 11, 2018 (the “Prospectus Supplement”). The Rights may be exercised by holders thereof (the “Rights Holders”) at any time during the subscription period, which commenced March 19, 2018. The Rights Offering will expire at 5:00 p.m., New York City time, on April 30, 2018, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Date”). The Rights are nontransferable.
As described in the Prospectus Supplement, Record Date Shareholders received one Right for each Common Share held by such holder as of the Rights Distribution Record Date. Each whole Right now entitles a Rights Holder to purchase 2.8 new Common Shares, which is referred to as the “Basic Subscription.” The subscription price per Common Share is $2.00 (the “Subscription Price”). Rights Holders will not be entitled to exercise an oversubscription privilege to purchase additional Common Shares that may remain unsubscribed as a result of any unexercised Rights.
The Rights are evidenced by a subscription certificate registered in your name or the name of your nominee. Each beneficial owner of Common Shares registered in your name or the name of your nominee on the Rights Distribution Record Date is entitled to one Right for every Common Share held as of the Rights Distribution Record Date.
We are asking persons who held Common Shares beneficially, and who received the Rights distributable with respect to those shares through a broker-dealer, trust company, bank or other nominee, to contact the appropriate institution or nominee and request it to effect the transactions for them.
Enclosed are copies of the following documents:

1.	Prospectus Supplement, dated April 11, 2018; and

2.	A form of letter which may be sent to beneficial holders of the Rights.
You will have no right to rescind a subscription after receipt of the payment of the Subscription Price.
Holders who exercised their Rights on or before April 10, 2018 must complete and submit a new subscription certificate in order to participate in the Rights Offering. Any amounts previously submitted by such Rights Holders to cover the applicable Subscription Price will be returned. Rights Holders may also revoke their election to exercise their Rights at any time on or before 5:00 p.m., New York City time, on April 27, 2018. Rights not exercised at or prior to 5:00 p.m., New York City time, on the Expiration Date will expire.
Additional copies of the enclosed materials may be obtained from the Information Agent, D.F. King & Co., Inc., toll-free at the following telephone number: (800) 283-3192 or via email at bw@dfking.com.
NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS SUPPLEMENT.